UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2005

(Date of earliest event reported): March 28, 2005

Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)

214-631-1166

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

         (a) Amendment to Conduit Facility Through Silverleaf Finance II, Inc.

      On March 28, 2005, Silverleaf Resorts, Inc. (the “Registrant”) and Silverleaf Finance II, Inc. (“SF-II”), a wholly owned financing subsidiary of the Registrant, entered into a $26.3 million amendment and expansion of an existing conduit term loan agreement with Textron Financial Corporation (“Textron”). Under the terms of the amended Textron conduit facility, the Registrant sold approximately $31.0 million of its vacation interval receivables to SF-II under an amendment to a developer transfer agreement with SF-II. The sales price paid by SF-II was an amount equal to the aggregate principal balances of the transferred receivables. The sale by the Registrant of these vacation interval receivables to SF-II was partially financed by the $26.3 million advance to SF-II under the amended conduit loan agreement. The $26.3 million advance to SF-II under the amended conduit term loan represents approximately 85% of the outstanding balance of the receivables SF-II purchased from the Registrant. All receivables that were sold by the Registrant to SF-II have been pledged as security by SF-II to Textron. Textron’s amended conduit term loan to SF-II will mature in 2014 and bears interest at a fixed annual rate of 7.9%. For a fee the Registrant services receivables sold to SF-II under the amended Textron conduit term loan. The amended conduit term loan agreement contains customary provisions regarding acceleration and certain affirmative and negative covenants.

      The net cash proceeds to the Registrant from the sale of receivables to SF-II under the amended conduit term loan are being used by the Registrant to retire all of the $12.5 million aggregate balance outstanding under two of the Registrant’s non-revolving credit facilities with one of its senior lenders, Heller Financial Inc. The remaining $13.8 million of net cash proceeds are being used by the Registrant to repay a portion of its revolving credit facilities with Textron.

         (b) Repayment of Certain Term Loans and Related Amendments to Senior Revolving Credit Facilities with Textron

      On March 31, 2005, the $20.7 million aggregate outstanding balance due on three term loans owed by the Registrant to Textron (the “Textron Term Loans”) were paid in full by Textron on behalf of the Registrant under the terms and conditions of the Registrant’s three senior revolving credit facilities with Textron (the “Textron Revolving Facilities”). The Textron Term Loans were due to mature in March 2007. Under the Textron Revolving Facilities, Textron has the discretion under certain conditions to advance funds available under the Textron Revolving Facilities and apply those advances to prepay all or a portion of the then remaining balances due under the Textron Term Loans. These conditions include achievement of a loan-to-value ratio under the Textron Revolving Facilities that is less than 75% and availability to the Registrant of unrestricted cash balances of at least $5.0 million. Textron determined these conditions to have been met on March 31, 2005 and that the funds then available to be advanced under the Textron Revolving Facilities were sufficient to repay the entire balance due under the Textron Term Loans. Accordingly, Textron advised the Registrant on March 31, 2005 that it had exercised its rights under the Textron Revolving Facility and had advanced the funds necessary to repay in full the Textron Term Loans.

      Upon the repayment of the Textron Term Loans on March 31, 2005, and the fulfillment of certain other conditions that were met on or before March 31, 2005, various amendments to the loan documents previously entered into between the Registrant and Textron became effective and fully binding upon the Registrant and Textron. These amendments provide for the elimination of certain restrictive covenants under which the Registrant had been operating since its debt restructuring in May 2002. Among other things, the amendments which became effective on March 31, 2005, eliminate the requirements under the Textron Revolving Facilities that the Registrant must have a standby manager for its resorts, or a resort consultant, and that the Registrant operate within a business model under which the Registrant has been required by Textron to operate since November 2003. The amendments also modify the Registrant’s existing tangible net worth covenant under the Textron Revolving Facilities to make this covenant less restrictive. The modification of these covenants under its agreements with Textron allows the Registrant more flexibility in pursuing both new financing arrangements and further modifications to its existing credit facilities.

      (c) $5.0 Million Additional Inventory Loan

      The March 31, 2005 repayment of the Textron Term Loans was made possible in part by a commitment from Textron to provide the Registrant with an additional loan secured by existing timeshare inventory in the amount of $5.0 million (the “Additional Inventory Term Loan”), the proceeds of which were used by the Registrant to repay a portion of the outstanding balance due under the Textron Revolving Facilities. The obligation of Textron to be bound and fund under the Additional Inventory Term Loan was conditioned upon the occurrence of a number of events, including the closing by the Registrant of the sale of certain utility assets previously announced by the Registrant on March 16, 2005. Funding under the Additional Inventory Term Loan occurred on March 31, 2005. The additional Inventory Term Loan matures in March 2007 and it accrues interest at a variable rate equal to the prime rate of interest plus three percent, with a minimum interest rate of six percent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      As described in Item 1.01(a) above, Registrant’s wholly owned subsidiary, SF-II, became obligated to Textron on March 28, 2005 for $26.3 million in connection with an amendment and expansion of an existing conduit loan facility through Textron. SF-II is a fully consolidated subsidiary of Registrant for financial accounting purposes. As described in Item 1.01(c) above, on March 31, 2005, Registrant became obligated on a direct financial obligation for $5.0 million in connection with the Additional Inventory Term Loan to Textron. The Registrant’s responses to Item 1.01(a) and Item 1.01(c) of this Form 10-K are hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
*10.1	Amendment No. 1 to Developer Transfer Agreement dated as of March 28, 2005 between the Registrant and Silverleaf Finance II, Inc.
*10.2	Amendment No. 1 to Loan and Security Agreement dated as of March 28, 2005 between Silverleaf Finance II, Inc. and Textron Financial Corporation.
*10.3	Second Amendment to Amended and Restated Loan, Security and Agency Agreement (Tranche A) dated as of February 28, 2005 by and among the Registrant, Textron Financial Corporation and Textron Financial Corporation
*10.4	Second Amendment to Amended and Restated Loan, Security and Agency Agreement (Tranche B) dated as of February 28, 2005 by and among the Registrant, Textron Financial Corporation and Textron Financial Corporation
*10.5	Third Amendment to Loan and Security Agreement (Tranche C) dated as of February 28, 2005 by and among the Registrant, Textron Financial Corporation and Textron Financial Corporation
*10.6	First Amendment to Amended and Restated Loan and Security Agreement (Inventory Loan) between the Registrant and Textron Financial Corporation.

*	filed herewith

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 31, 2005	SILVERLEAF RESORTS, INC.
	By:	/S/ HARRY J. WHITE, JR.
		Name:	Harry J. White, Jr.
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
*10.1	Amendment No. 1 to Developer Transfer Agreement dated as of March 28, 2005 between the Registrant and Silverleaf Finance II, Inc.
*10.2	Amendment No. 1 to Loan and Security Agreement dated as of March 28, 2005 between Silverleaf Finance II, Inc. and Textron Financial Corporation.
*10.3	Second Amendment to Amended and Restated Loan, Security and Agency Agreement (Tranche A) dated as of February 28, 2005 by and among the Registrant, Textron Financial Corporation and Textron Financial Corporation
*10.4	Second Amendment to Amended and Restated Loan, Security and Agency Agreement (Tranche B) dated as of February 28, 2005 by and among the Registrant, Textron Financial Corporation and Textron Financial Corporation
*10.5	Third Amendment to Loan and Security Agreement (Tranche C) dated as of February 28, 2005 by and among the Registrant, Textron Financial Corporation and Textron Financial Corporation
*10.6	First Amendment to Amended and Restated Loan and Security Agreement (Inventory Loan) between the Registrant and Textron Financial Corporation.

*	filed herewith